UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 27, 2004

MARTIN MIDSTREAM PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 STONE ROAD KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (903) 983-6200

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit and the information set forth therein are deemed to have been furnished pursuant to Item 9 and Item 12 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated February 27, 2004.

ITEM 9. REGULATION FD DISCLOSURE.

     On February 27, 2004, Martin Midstream Partners L.P. issued a press release announcing that it intends to file its 2003 Annual Report on Form 10-K with the Securities and Exchange Commission on or before March 23, 2004.

     A copy of the press release is included as Exhibit 99.1 to this Current Report and will be published on the Partnership’s website at www.martinmidstream.com. This website address is intended to be an inactive, textual reference only, none of the material on this website is part of this report. Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On February 27, 2004, the Partnership issued a press release that provided the Partnership’s anticipated gross revenues and net income for the year ended December 31, 2003. In addition, the Partnership announced that it intends to publicly release its financial results for the fiscal year ended December 31, 2003 on or before March 23, 2004. The Partnership will convene an investors’ conference call within two days following the public release of its 2003 financial results. Further information concerning the timing of this conference call will be publicly announced when the date and time of the conference call are finalized.

     A copy of the press release is included as Exhibit 99.1 to this Current Report and will be published on the Partnership’s website at www.martinmidstream.com. This website address is intended to be an inactive, textual reference only, none of the material on this website is part of this report. Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC
Its: General Partner

Date: February 27, 2004	By:	/s/ Robert D. Bondurant

Robert D. Bondurant Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated February 27, 2004.